UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2021

AltC Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40583	85-2292473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 380-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.0001 per share	ALCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 12, 2021, AltC Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 50,000,000 shares (the “Shares”), including the issuance of 5,000,000 Shares as a result of the underwriters’ full exercise of their over-allotment option, of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), pursuant to the Company’s registration statement on Form S-1, initially filed with the Securities and Exchange Commission on March 15, 2021 (File No. 333-254263). The Shares were sold at a price of $10.00 per share, generating gross proceeds to the Company of $500,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 1,450,000 shares of Class A Common Stock (the “Private Placement Shares”) at a purchase price of $10.00 per Private Placement Share, to the Company’s sponsor, AltC Sponsor LLC (the “Sponsor”), generating gross proceeds to the Company of $14,500,000. The Private Placement Shares are identical to the Shares sold as part of the Units in the IPO, except that the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Shares (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination.

A total of $500,000,000 was placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes, the proceeds from the IPO will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of its obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO (or 27 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO) or (ii) with respect to any other material provisions relating to the rights of holders of the Company’s Class A Common Stock prior to its initial business combination or pre-initial business combination business activity; and (c) the redemption of all of the Company’s public shares if it is unable to complete its business combination within 24 months (or 27 months upon the satisfaction of the conditions set forth in (i)) from the closing of the IPO, subject to applicable law.

In connection with the IPO, the Company entered into the following agreements previously filed as exhibits to the Company’s Registration Statement:

•	An Underwriting Agreement, dated July 7, 2021, among the Company and Citigroup Global Markets Inc., as representative of the underwriters.

•	Letter Agreements, dated July 7, 2021, between the Company and each of its officers and directors and the Sponsor.

•	An Investment Management Trust Agreement, dated July 7, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee.

•	A Registration Rights Agreement, dated July 7, 2021, among the Company and certain other security holders named therein.

•	A Private Placement Share Purchase Agreement, dated July 7, 2021, between the Company and the Sponsor.

•	Indemnity Agreements, dated July 7, 2021, between the Company and each of its officers and directors.

•	An Administrative Services Agreement, dated July 7, 2021, between the Company and an affiliate of the Sponsor.

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The Company also adopted the Amended and Restated Certificate of Incorporation on July 12, 2021, which both restates and amends the provisions of the original certificate of incorporation of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated July 7, 2021, among the Company and Citigroup Global Markets Inc., as representative of the underwriters.
3.1	Amended and Restated Certificate of Incorporation.
10.1	Form of Letter Agreements, dated July 7, 2021, among the Company and each of its officers and directors and the Sponsor.
10.2	Investment Management Trust Agreement, dated July 7, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee.
10.3	Registration Rights Agreement, dated July 7, 2021, among the Company and certain other security holders named therein.
10.4	Private Placement Share Purchase Agreement, dated July 7, 2021, between the Company and the Sponsor.
10.5	Form of Indemnity Agreements, dated July 7, 2021, among the Company and each of its officers and directors.
10.6	Administrative Services Agreement, dated February 11, 2021, between the Company and an affiliate of the Sponsor.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AltC Acquisition Corp.

Date: July 12, 2021	By:	/s/ Jay Taragin
Name: Jay Taragin Title: Chief Financial Officer

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